Entergy Systems and Service, Inc.
Statement of Operations
Year-to-Date  January 31, 1996
(Unaudited)

Revenue                                            $     1,113,165.00

Operating Expense                                        1,425,268.00
                                                    ------------------
Gross Margin                                              (312,103.00)

Selling Expense                                          1,424,128.00
Marketing                                                   62,676.00
Administrative & General Expense                         1,336,926.00
Other Expense/Income                                       435,519.00
                                                    ------------------
Net Operating Profit Before Taxes                       (3,571,352.00)

Income taxes                                            (1,249,973.00)
                                                    ------------------
      Net loss                                     $    (2,321,379.00)
                                                    ==================



















Statement of Operations as of the reporting date.

Entergy Systems and Service, Inc.
Balance Sheet
January 31, 1996
(Unaudited)

ASSETS

Current assets:
   Cash and cash equivalents                       $    35,501,927.09
   Accounts receivable                                   1,252,262.56
   Other current assets                                    153,047.52
                                                        -------------
      Total current assets                              36,907,237.17

Investments:
  Note Receivable - SASI, Inc.                           2,430,000.00
  HES Service Contracts, net                             4,069,789.91
                                                        -------------
      Total investments                                  6,499,789.91

Fixed Assets:
  Furniture and equipment, net                           9,506,351.73
  Intangible Assets, net                                   652,051.81
  Equipment Inventory - held for installation           16,831,958.30
  Installations-in-process                               9,850,421.86
  Installed equipment                                   28,781,209.85
                                                        -------------
      Total fixed assets                                65,621,993.55

Deferred Debits:
  Miscellaneous Debits                                   5,905,161.11
  SASI Technology                                        8,752,408.55
  Deferred Income Taxes                                  7,500,265.05
  Other Assets, net                                      3,204,632.84
                                                        -------------
      Total deferred debits                             25,362,467.55
                                                       --------------
      TOTAL ASSETS                                 $   134,391,488.18
                                                       ==============





Balance Sheet as of the reporting date.

Entergy Systems and Service, Inc.
Balance Sheet
January 31, 1996
(Unaudited)

LIABILITIES AND CAPITAL

Current & Accrued Liabilities:
   Accounts Payable                                $       305,107.12
   Accrued Liabilities                                   5,527,023.28
   Current Portion of Capital Lease Obligations            157,873.22
                                                        -------------
      Total current liabilities                          5,990,003.62

Long-Term Liabilities:
  Note payable to parent                                         0.00
  Capital lease obligations                                188,787.04
  Long-term Liabilities                                  7,348,850.00
                                                        -------------
      Total long-term liabilities                        7,537,637.04

Deferred Credits:
  Service Contract Revenue                              31,389,289.49
                                                        -------------
      Total deferred credits                            31,389,289.49

      Total liabilities                                 44,916,930.15

Capital:
  Common stock, no par value, 50,000 shares authorized,
  13,500 shares issued and outstanding                  13,500,000.00
  Paid-in Capital                                      125,000,000.00
  Accumulated deficit                                  (49,025,441.97)
                                                       --------------
      Total capital                                     89,474,558.03
                                                       --------------
      TOTAL LIABILITIES & CAPITAL                  $   134,391,488.18
                                                       ==============





Balance Sheet as of the reporting date.